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                                                                     Exhibit 1.1

                                 869,565 Shares

                       NATIONWIDE HEALTH PROPERTIES, INC.


                                  Common Stock
                           (Par Value $0.10 per share)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               February 25, 2002

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

     Nationwide Health Properties, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 869,565 shares of its Common Stock (par value $0.10 per share) ("Common Stock"), to Salomon Smith Barney Inc. (the "Underwriter") and to grant to the Underwriter the option described in Section 2(b) hereof to purchase all or any part of 130,435 additional shares of Common Stock. The aforesaid 869,565 shares of Common Stock (the "Initial Shares") to be purchased by the Underwriter and all or any part of the shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Shares") are collectively hereinafter called the "Shares." The Company understands that the Underwriter intends to deposit the Shares with the trustee of The Equity Focus Trusts--REIT Portfolio Series, 2002-A (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, in exchange for units in the Trust. The Underwriter is acting as a sponsor and depositor of the Trust and is therefore considered an affiliate of the Trust.

     The Company wishes to confirm as follows its agreement with the Underwriter in connection with the purchase of the Shares by the Underwriter.

     1.   Registration Statement and Prospectus. The Company has prepared and
          -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations (the "Rules and Regulations") of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-17061) under the Act (the "registration statement"), including a prospectus for the registration of debt securities, depositary shares, Common Stock, securities warrants and preferred stock; and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Such registration statement and any post-effective amendments thereto have become effective under the Act. The Company also has filed, or

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proposes to file, with the Commission pursuant to Rule 424(b) under the Act, a prospectus supplement relating to the offering of the Shares.

     The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time it was declared effective (the "Base Prospectus") together with the prospectus supplement relating to the offering of the Shares dated the date hereof in the form first filed with the Commission on or after the date hereof (the "Prospectus Supplement"). Any reference in this Agreement to the registration statement, the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, the Prospectus, or any amendment or supplement thereto.

     2.  Agreements to Sell and Purchase. (a) The Company hereby agrees, subject
         -------------------------------
to all the terms and conditions set forth herein, to issue and sell to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Company, at a purchase price of $18.61 per Share (the "purchase price per share"), the Initial Shares.

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 130,435 shares of Common Stock at the purchase price per share. The option hereby granted will expire 30 days after the date hereof, and may be exercised in whole or in part from time to time upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Underwriter and the Company.

     3.  Terms of Public Offering. The Company has been advised by the
         ------------------------
Underwriter that the Underwriter proposes to deposit the Shares with the trustee of the Trust, a registered unit

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investment trust under the Investment Company Act of 1940, as amended, for which
Salomon Smith Barney Inc. acts as sponsor and depositor, in exchange for units in the Trust as soon after this Agreement has become effective as in its judgment is advisable.

     4.  Delivery of the Shares and Payment Therefor. Delivery to the
         -------------------------------------------
Underwriter of and payment for the Initial Shares shall be made at the offices of the Company, 610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429, at 10:00 A.M., New York City time, on February 28, 2002 (the "Closing Date"). The documents required to be delivered by this Agreement shall be delivered at the office of O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660-6429 on the Closing Date. The place of closing for the Shares and the Closing Date may be varied by agreement between the Underwriter and the Company.

     In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price for and delivery of certificates for such Option Shares shall be made at the above-mentioned office of the Company, or at such other place as shall be mutually agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

     Certificates for the Initial Shares and the Option Shares, if any, to be purchased hereunder shall be registered in such names and in such denominations as the Underwriter shall request prior to 10:00 A.M., New York City time, on the second business day preceding the Closing Date. Such certificates for the Initial Shares and the Option Shares, if any, shall be made available to the Underwriter in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date or the Date of Delivery, as the case may be. The certificates evidencing the Initial Shares and the Option Shares, if any, to be purchased hereunder shall be delivered to the Underwriter on the Closing Date or the Date of Delivery, as the case may be, against payment of the purchase price therefor in immediately available funds.

     5.  Agreements of the Company. The Company agrees with the Underwriter as
         -------------------------
follows:


         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

         (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such

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purpose; and (iii) within the period of time referred to in the first sentence of paragraph (f) below, of any change in the Company's condition, financial or other, business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

     (c) The Company will furnish to you upon your request, without charge (i) one signed copy of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and (iv) such number of copies of the exhibits to the Incorporated Documents as you may reasonably request.

     (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in paragraph (f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

     (e) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") unless the Company's Board of Directors determines by resolution that it is in the best interests of the Company's stockholders not to so qualify.

     (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer, the Company will promptly deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request; provided, however, subsequent to the period ending nine months after the date of this Agreement, the Company shall not be required to pay the costs and expenses of the delivery of such requested copies of the Prospectus (and of any amendment or supplement thereto). The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in the United States in which the Shares are offered by the

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Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will promptly prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will promptly furnish to the Underwriter and any dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if reasonably requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

     (g) The Company will cooperate with you and with counsel for the Underwriter in connection with the registration or qualification of the Shares for offering and sale by the Underwriter and by any dealers under the securities or Blue Sky laws of such jurisdictions in the United States as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

     (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

     (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriter) incurred by the Underwriter in connection herewith, but the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by them of the Shares.

     (j) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus Supplement.

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     (k) The Company will (i) prepare and timely file with the Commission under
Rule 424(b) of the Act a Prospectus Supplement containing information previously omitted at the time of effectiveness of the Registration Statement and (ii) file on a timely basis all reports required to be filed by the Company with the Commission subsequent to the date of the Prospectus Supplement and prior to the termination of the offering of the Shares.

     6.  Representations and Warranties of the Company. The Company represents
         ---------------------------------------------
and warrants to each Underwriter that:


     (a) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The registration statement has become effective under the Act and no stop order suspending the effectiveness of the registration statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The registration statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

     (b) The Incorporated Documents, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and, when read together and with the other information in or incorporated by reference in the Prospectus, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) The Company has an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and will not be subject to any preemptive or similar rights. The shares of capital stock of the Company conform to the description thereof in the Registration Statement and the Prospectus.

                                       6

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               (d) The Company has been duly incorporated and is validly
     existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries considered as one enterprise.

               (e) Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C under the Act (each a "Subsidiary" and collectively the "Subsidiaries") is listed on Schedule I hereto and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (f) Except as set forth in the Registration Statement or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus or which might in the opinion of the Company result in any material adverse change in the business or financial condition of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or any Incorporated Documents which have not been so filed.

               (g) Neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them may be bound, or to which

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     any of their property or assets is subject, which default would materially adversely affect the business or financial condition of the Company and its subsidiaries considered as one enterprise; neither the Company nor any of its subsidiaries is in violation of its charter or bylaws; the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or, to the best knowledge of the Company, any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act, the Exchange Act or the rules and regulations thereunder or as may be required by state securities or Blue Sky laws.

               (h) The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

               (i) The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

               (j) The Company has duly authorized, executed and delivered this Agreement and this Agreement constitutes the valid and binding agreement of the Company.

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               (k) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no material transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, and (C) except for regular quarterly dividends on the Common Stock and the Company's preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (l) The Company and its subsidiaries have good title to all real property or interests in real property owned by it or any of them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement or such as do not materially adversely affect the value of such property and interests as reflected in the Company's financial statements and do not materially interfere with the use made and proposed to be made of such property and interests by the Company and its subsidiaries; the instruments securing the Company's and its subsidiaries' real estate mortgage loans create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which do not materially adversely affect the value of such real properties and interests as reflected in the Company's financial statements; and no material real property or buildings are held under lease by the Company or any of its subsidiaries.

               (m) The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate each property and to carry on its business as presently conducted where its ownership or lease of any property or the conduct of its business requires such ownership or possession or the obtaining of such governmental licenses, permits, consents, orders, approvals and other authorizations and where the failure to do so would materially adversely affect the business or financial condition of the Company and its subsidiaries considered as one enterprise.

               (n) The Company has at all times since December 31, 1985 operated in such manner as to qualify as a REIT under the Code and intends to continue to operate in such manner.

               (o) The Company is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

     7.        Indemnification and Contribution.
               --------------------------------

               (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a

                                       9

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material fact contained in the Registration Statement or the Prospectus or in
any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

     (b) If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company, the Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel satisfactory to the Underwriter and payment of all reasonable fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the Company and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Underwriter, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless the Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (c) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information relating to the Underwriter furnished in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus or any amendment or

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

supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement or the Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. Conditions of Underwriter's Obligations. The several obligations of the
        ---------------------------------------
Underwriter to purchase the Shares hereunder are subject to the following conditions:

        (a) At the Closing Date, all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with.

        (b) Subsequent to the effective date of this Agreement, there shall not have occurred any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriter and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, have a material adverse effect on the market for the Shares.

        (c) You shall have received on the Closing Date, an opinion of O'Melveny & Myers LLP, counsel for the Company, dated the Closing Date and addressed to you substantially in the form of Annex A hereto.

        (d) You shall have received on the Closing Date, an opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriter, dated the Closing Date and addressed to you with respect to the matters referred to in clauses (v), (vi) (with respect to the third sentence only), (viii), (ix) and (xviii) (excluding Incorporated Documents) of Annex A hereto and such other related matters as you may request.

        (e) You shall have received letters addressed to you and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent certified public accountants, in the quantities and substantially in the form heretofore approved by you.

        (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition, financial or other, business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected or incorporated by reference in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the President or Vice President and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in
     Section 8(g) hereof.

        (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

        (h) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

        (i) At the Closing Date the Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

        (j) In the event the Underwriter exercises its option provided in
     Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Underwriter shall have received (unless the Closing Date and the Date of Delivery are the same day, in which case the Company shall not be required to deliver the documents listed in this Section 8(j)):

                  (1) The opinion of O'Melveny & Myers LLP, counsel for the
            Company, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 8(c) hereof.

                  (2) The opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by
            Section 8(d) hereof.

                  (3) A certificate signed on behalf of the Company by the
            President or Vice President and the chief financial officer of the Company (or such other officers as are acceptable to you), dated such Date of Delivery, confirming that the certificate delivered at the Closing Date pursuant to Section 8(f) hereof remains true and correct as of such Date of Delivery.

                  (4) A letter from Arthur Andersen LLP, dated such Date of
            Delivery, substantially in the form heretofore approved by you.

      If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notifying the Company at any time at or prior to Closing Time or a Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 shall remain in effect.

      All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

      Any certificate or document signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the statements made therein.


      9.    Expenses. The Company agrees to pay the following costs and expenses
            --------
and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, the Prospectus Supplement and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act if required by the Exchange Act;

(vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

     10. Effective Date of Agreement. This Agreement shall become effective: (i)
         ---------------------------
upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you by notifying the Company.

     11. Termination of Agreement. This Agreement shall be subject to
         ------------------------
termination, without liability on the part of the Underwriter to the Company by notice to the Company, if prior to the Closing Date: (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited, (iii) a general moratorium on commercial banking activities in the State of New York or the State of California shall have been declared by either federal or state authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other international or domestic calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the units in the Trust to the public or enforce contracts for the sale of the units in the Trust. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11
         -------------
hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the offices of the Company at 610 Newport Center Drive, Suite 1150, Newport Beach, California 92660, Attention: President; or (ii) if to the Underwriter, at the offices of the Underwriter at 388 Greenwich Street, New York, New York 10013, Attention:
General Counsel.

     This Agreement has been and is made solely for the benefit of the Underwriter, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Shares in his status as such purchaser.

     13. Applicable Law; Counterparts. This Agreement shall be governed by and
         ----------------------------
construed in accordance with the laws of the State of California applicable to contracts made and to be performed within the State of California.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                                          Very truly yours,

                                          NATIONWIDE HEALTH PROPERTIES, INC.


                                          By: /s/ Mark L. Desmond
                                              ----------------------------------
                                              Name:  Mark L. Desmond
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

Confirmed as of the date first above mentioned.

SALOMON SMITH BARNEY INC.



By: /s/ Dan Guglielmone
    ---------------------------------------------
    Name:  Dan Guglielmone
    Title: Director

                                   SCHEDULE I
                                   ----------

                     Significant Subsidiaries of the Company
       (as such term is defined in Rule 405 of Regulation C under the Act)


                 National Health Properties Finance Corporation,
                             a Delaware corporation

                       MLD Financial Capital Corporation,
                             a Delaware corporation

                    NH Texas Properties Limited Partnership,
                           a Texas Limited Partnership